Exhibit 5.1

August [*], 2020

To the Addressees on Schedule I

Ladies and Gentlemen:

We have acted as counsel to Applied UV, Inc., a Delaware corporation (the “Company”) in connection with the offering for sale to certain underwriters (the “Underwriters”) of 1,000,000 shares of the Company’s common stock, $0.0001 par value (the “Firm Shares”), which have been sold pursuant to that certain Underwriting Agreement, dated August [*], 2020, by and among the Company and the Representative of the Underwriters (the “Underwriting Agreement”). This opinion is given to you pursuant to Section 4.2.1 of the Underwriting Agreement. Unless defined herein, capitalized terms have the meanings given to them in the Underwriting Agreement.

In our capacity as counsel to the Company, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies of the following:

1.	the Registration Statement on Form S-1 (File No. 333-239892) initially filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2020 under the Securities Act of 1933, as amended (the “Securities Act”) (including any documents incorporated by reference therein, the “Registration Statement,” and the related prospectus included in such Registration Statement (including any documents incorporated by reference therein, the “Preliminary Prospectus”, together with any Issuer Free Writing Prospectus issued at or prior to the Applicable Time and the other information, if any, stated in Schedule 2-B to the Underwriting Agreement, collectively, is referred to as the “ Time of Sale Disclosure Package”));

2.	the final prospectus, filed on August [*], 2020 pursuant to Rule 424(b) under the Securities Act, which is referred to as the “Prospectus”;

3.	the Amended and Restated Certificate of Incorporation of the Company, as amended and in effect on the date hereof (the “Charter”);

4.	the Bylaws of the Company, as amended and in effect on the date hereof (the “Bylaws”);

5.	the Certificate of Good Standing for the Company as certified by the Secretary of State of Delaware on August [*], 2020;

6.	the Certificate of Good Standing for SteriLumen, Inc. and Munn Works, LLC (collectively, the “Subsidiaries”), each as certified by the Secretary of State of New York on August [*], 2020;

To the Addressees on Schedule I

August [*], 2020

7.	the resolutions of the Board of Directors of the Company, adopted on August [*], 2020, authorizing/ratifying the execution and delivery of the Underwriting Agreement, the issuance and sale of the Firm Shares and the Underwriters’ Warrant (as defined below), the preparation and filing of the Prospectus, and other actions with regard thereto, including the pricing of the Firm Shares;

8.	the executed copy of the Underwriting Agreement;

9.	the Officers’ Certificate, dated August [*], 2020, delivered pursuant to Section 4.4.1 of the Underwriting Agreement;

10.	the Secretary's Certificate, dated August [*], 2020, delivered pursuant to Section 4.4.2 of the Underwriting Agreement;

11.	the Underwriters’ Warrant, dated August [*], 2020, delivered pursuant to Section 4.6.2 of the Underwriting Agreement (the “Underwriters’ Warrant”); and

12.	such other records, certificates, documents and instruments, certified or otherwise identified to our satisfaction, as we have considered necessary or appropriate for the purposes of this opinion.

As to matters of fact, we are relying upon the representations and warranties of all parties contained in the Underwriting Agreement, the certificates of certain officers of the Company (the “Certificates”) and upon certificates and other communications of governmental officials, all without independent verification. In addition to the documents described above, we have examined originals or copies of other documents, corporate records and other writings we consider relevant for purposes of this opinion. In the examination of all such documents, we have assumed that the signatures on documents and instruments examined by us are authentic, that each is complete and what it purports to be, that all documents and instruments submitted to us as copies or facsimiles conform with the originals, and that the documents and instruments submitted to us have not been amended or modified since the date submitted.

In our examination of documents, we further assumed without any independent investigation that (i) each party to the Underwriting Agreement, other than the Company, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Underwriting Agreement, (ii) that each person or entity entering into such documents (other than the Company) had the power, legal competence and capacity to enter into and perform all of such party’s obligations thereunder, (iii) the due authorization, execution and delivery of such documents by each party thereto (other than the Company), (iv) the enforceability and binding nature of the obligations of the parties to such documents (other than the Company), (v) that there is no fact or circumstance relating to any party (other than the Company) that might prevent the Underwriters from enforcing any of the rights provided for in the Underwriting Agreement, (vi) the genuineness of all signatures, (vii) that all of the representations and warranties of all of the parties to the Underwriting Agreement as to matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) are true and correct in all respects and (viii) that no action has been taken or event occurred which amends, revokes, terminates or renders invalid any of the documents, records, consents or resolutions which we have reviewed since the date of the Certificates. We also assumed that there are no extrinsic agreements or understandings among the parties to the Underwriting Agreement or Material Contracts (as defined below) that would modify or interpret the terms of the Underwriting Agreement or Material Contracts or the respective rights or obligations of the parties thereunder.

2

To the Addressees on Schedule I

August [*], 2020

As used in this opinion, the expression “to our knowledge” or “known to us” with reference to matters of fact refers to the actual knowledge of the attorneys within the firm who have given substantive attention to the Company’s affairs. After such consultation with the other members of our firm as we deem appropriate, but not including any constructive or imputed notice of any other information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that we have made no independent factual investigation for the purpose of rending an opinion with respect to such matters except as otherwise specified in this opinion.

Based upon and subject to the foregoing and the qualifications and limitations set forth below, it is our opinion that:

(a)       The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Disclosure Package and Prospectus. The Subsidiaries have been duly organized and are validly existing and in good standing under the laws of the State of Delaware.

(b)       The Company has all requisite power and authority (i) to execute, deliver and perform the Underwriting Agreement, (ii) to issue, sell and deliver the Firm Shares and issue and deliver the Underwriters’ Warrant pursuant to the Underwriting Agreement and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Underwriting Agreement.

(c)        After giving effect to the transactions contemplated by the Underwriting Agreement, and immediately after the Closing, the authorized capital stock of the Company will consist of: an aggregate of 6,393,129 shares of Common Stock. Based solely on representations that we have received from the Company, we have been advised that all presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of any preemptive or similar rights, and have been issued in compliance with applicable securities laws and regulations. The Firm Shares which are being issued on the date hereof pursuant to the Underwriting Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations and conform in all material respects to the information and to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus. The Underwriter Warrants delivered on the Closing Date have been duly authorized executed and delivered by the Company, constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the shares of common stock underlying the Underwriter Warrants (the “Underwriter Warrant Shares”), and (iii) the Underwriter Warrant Shares, when issued and delivered against payment therefor pursuant to the Underwriter Warrants, will be fully paid and nonassessable.

(d)       The Company has full right, power and authority to issue the Firm Shares and the Underwriters’ Warrant, to enter into the Underwriting Agreement and to perform its obligations thereunder; and all corporate action required to be taken for the authorization, execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby or by the Time of Sale Disclosure Package and the Prospectus has been duly and validly taken.

3

To the Addressees on Schedule I

August [*], 2020

(e)        The Underwriting Agreement has been duly and validly executed and delivered by the Company.

(f)       The issuance and sale of the Firm Shares and Underwriter Warrants pursuant to the Underwriting Agreement on the Closing Date are not subject to (a) any preemptive rights under the DGCL (as defined herein), Charter, Bylaws, or pursuant to any Material Contract (as defined herein) filed as an exhibit to (a) the Registration Statement or (b) to our knowledge, other similar rights. No consent, approval, authorization or other order of, or registration or filing with, any Federal or other governmental or regulatory authority or agency that in our experience is normally applicable to transactions of the type contemplated by the Underwriting Agreement or the Delaware General Corporations Law (the “DGCL”), is required for the execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Firm Shares and the Underwriters’ Warrant being delivered on the Closing Date, or the consummation of the transactions contemplated by the Underwriting Agreement, except for (i) the registration of the offer and sale of the Firm Shares under the Securities Act, which has been effected, and (ii) such consents, approvals, authorizations, orders and registrations or filings as may be required (A) under applicable state securities laws, as to which we express no opinion, (B) from the Financial Industry Regulatory Authority (FINRA), as to which we express no opinion and (C) from The Nasdaq Capital Market in connection with the purchase and distribution of the Firm Shares by the Underwriters, which has been obtained.

(j)       The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated therein (including the issuance, sale and delivery of the Firm Shares and the issuance and delivery of the Underwriters’ Warrant) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the Charter or the Bylaws, (ii) the DGCL, (iii) any federal statute, rule or regulation or any order (known to us) of any governmental agency or body or any court having jurisdiction over the Company or any of its respective properties, or (iv) any report filed by the Company with the Commission and incorporated by reference into the Registration Statement (each, a “Material Contract”); provided, that we do not express any opinion as to compliance with the antifraud provisions of federal and state securities laws.

(k)       The description in the Registration Statement, the Time of Sale Disclosure Package and Prospectus under the headings “Description of Securities” of legal matters, agreements, documents or proceedings are accurate and fair summaries thereof and present the information required to be shown.

(l)       The Company is not and, after giving effect to the offering and sale of the Firm Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(n)       To our knowledge, except as described in the Time of Sale Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject which, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Change; and to our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

4

To the Addressees on Schedule I

August [*], 2020

(o)       The Registration Statement was declared effective by the Commission on August [*], 2020. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and to our knowledge, no proceeding for that purpose has been instituted by the Commission. The Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by such Rule 424(b).

In rendering the opinions set forth in paragraph (a) as to the good standing of the Company, we relied exclusively on certificates from the Delaware Secretary of State.

In rendering the opinions set forth in paragraph (j), we express no opinion with respect to the effect of any action or inaction by the Company under the Material Contracts which may result in a breach or default under any Material Contract (other than any actions by the Company in connection with the offering of the Firm Shares). In rendering the opinion set forth in paragraph (j) above relating to violations of any federal regulation, or the DGCL, we have not conducted any special investigation of statutes or regulations, and our opinion is limited to such statutes or regulations that in our reasonable experience are typically applicable to a transaction of the nature contemplated by the Underwriting Agreement. We have made no further investigation.

In rendering the opinion set forth in paragraph (l), we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and a certificate of an officer of the Company as to compliance with each of the requirements necessary to comply with Rule 3a-8. We have conducted no further investigation.

In rendering the opinion set forth in paragraph (n) above, we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company.

In rendering the opinion set forth in paragraph (o) relating to the Registration Statement being effective and there being no stop order suspending the effectiveness of the Registration Statement, we have relied solely upon information received from the SEC website or confirmation from a representative of the SEC and the Notice of Effectiveness notifying that the Commission had declared such Registration Statement effective as of [*] p.m., Washington D.C. time on August [*], 2020.

In addition to the foregoing, the opinions expressed above are subject to the following limitations, exception, qualifications and assumptions:

We express no opinion as to matters governed by any laws other than the DGCL or the federal law, rule or regulation of the United States of America. We express no opinion as to the laws of any other jurisdiction or as to the statutes, administrative decisions, rules, regulations or requirements of any country (other than the United States of America), municipality, subdivision or local authority of any jurisdiction. Without limiting the generality of the foregoing, we do not express any opinion on any applicable laws, rules or regulations relating to patents, copyrights, trademarks, other proprietary rights and licenses as the same may apply to the Company.

The enforcement of the rights of parties to the Underwriting Agreement and any obligations of the Company, whether under the Underwriting Agreement or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, equitable subordination, preference, marshaling, or other equitable principles affecting creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of the Company, whether under the Underwriting Agreement or otherwise.

5

To the Addressees on Schedule I

August [*], 2020

We express no opinion as to the availability of any specific or equitable relief of any kind or as to the enforceability of any contractual choice of law clause or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply.

We express no opinion as to the enforceability of the indemnification provisions under the Underwriting Agreement.

We express no opinion as to the enforceability of any provisions of the Underwriting Agreement relating to (i) waivers of rights to (or methods of) service of process, or rights to trial by jury or other rights or benefits bestowed by operation of law, (ii) disclaimer, exculpation or exoneration clauses, indemnity clauses and clauses relating to releases or waivers of unmatured claims or rights or (iii) submission to binding arbitration.

This opinion is rendered as of the date first written above solely for your benefit and the benefit of the several Underwriters in connection with the Underwriting Agreement and may not be relied on by, nor may copies be delivered to, any other person, without our prior written consent in each instance. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Carmel, Milazzo & Feil LLP

6

Schedule I